Exhibit 5.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in this Registration Statement on Form F-10 of Quipt Home Medical Corp., of our report dated December 21, 2023, related to the consolidated financial statements which appear on Form 40-F filed with the Securities and Exchange Commission on December 22, 2023.

/s/ BDO USA, P.C.

Cincinnati, Ohio

December 21, 2023